UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard, Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 14, 2005, the shareholders of BJ’s Restaurants, Inc. (the “Company”) approved the BJ’s Restaurants, Inc. 2005 Equity Incentive Plan (the “Plan”).

The purpose of the Plan is to further the growth and success of the Company’s business and attract and retain the most talented employees, officers, directors and consultants by aligning the long-term interest of such persons with those of the shareholders through equity-based compensation and by providing rewards for exceptional performance and long-term incentives for future contributions to the success of the Company. The Plan is intended to provide the Company with greater flexibility in designing stock and performance based incentives for employees and other eligible plan participants. Any employee, officer, consultant or director providing services to the Company or to any subsidiary of the Company is eligible to receive awards under the Plan. The Board believes that the Plan will provide an important tool for the Company with respect to the recruitment, motivation and retention of directors, officers, consultants, officers and directors.

The Compensation Committee of the Board will administer the Plan, with certain actions subject to the review and approval of the full Board or a panel consisting of all of the independent directors. The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition the Committee has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the administration of the Plan. The Committee may delegate the administration of the Plan to the Company’s officers, including the maintenance of records of the awards and the interpretation of the terms of the awards.

The aggregate number of shares of the Common Stock that may be issued as awards under the Plan is 3,500,000 shares of Common Stock plus any shares that were subject to options outstanding on June 14, 2005 that were granted under the Company’s 1996 Stock Option Plan that are forfeited or expire without exercise. As of June 14, 2005 there were options to purchase approximately 2,140,000 shares of Common Stock outstanding under the 1996 Stock Option Plan. The aggregate number of shares of Common Stock which may be granted to any one participant in any one year under the Plan is 300,000. The maximum aggregate number of shares of Common Stock which may be granted as incentive stock options (ISOs) is 1,000,000. The aggregate number of shares with respect to awards may be granted to non-employee directors under the Plan shall be 500,000. If any shares of Common Stock subject to any award or to which an award relates, granted under the Plan, are forfeited, become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the Plan.

The Plan permits the grant of nonqualified stock options, incentive stock options, restricted stock, restricted stock, stock appreciation rights (“SARs”), performance shares and performance units. The aggregate number of shares of Common Stock that may be issued under the Plan will be reduced by 2.0 for each share delivered in settlement of any award of restricted stock, restricted stock unit, SAR, performance shares or performance units, and one share for each share delivered in settlement of an option.

In the event of a Change of Control of the Company (as defined in the Plan), subject to certain limitations and restrictions as more fully described in the Plan, (i) options and SARs may become fully vested and immediately exercisable for the greater of the time period specified in the original option or SAR award (but subject to termination upon termination of service to the Company) or one year following the date of the Change of Control, (ii) restriction periods and restrictions imposed on restricted stock or restricted stock units and performance-based awards may lapse, and (iii) restrictions and limitations and other conditions applicable to other awards may lapse, and the awards may become free of restrictions, limitations or conditions and become fully vested and transferable. Generally, accelerated vesting or lapse of restrictions on awards held by an employee will occur only if an employee’s employment is terminated within a year after a Change in Control, the acquiring company does not assume outstanding awards or substitute equivalent awards or other conditions in the Plan are satisfied.

Vested awards granted under the Plan will expire, terminate, or otherwise be forfeited as follows: (i) three (3) months after the effective date of termination of a participant other than a non-employee director (in which case the date will be six months following the date such non-employee director cease to be a director), including voluntary termination by the participant, other than in the circumstances described below, (ii) upon termination of a participant for Misconduct (as defined in the Plan), (iii) twelve (12) months after the date on which a participant, other than a non-employee director, suffers total or permanent Disability (as defined in the Plan), (iv) twelve (12) months after the death of a participant, and (v) six (6) months after the date of the participant’s Retirement (as defined in the Plan).

The Plan will terminate on June 14, 2015, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board, and the Committee, may generally amend or terminate the plan as determined to be advisable. Shareholder approval may also be required for certain amendments by the Internal Revenue Code, the rules of Nasdaq, or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the Plan or any award agreement.

Without the approval of the Company’s shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.

The Plan provides that the automatic stock option grants made to non-employee directors of the Company under the 1996 Stock Option Plan will continue under the Plan until such time as such grants are terminated or amended by the Board or the Governance and Nomination Committee thereof. As a result, the Plan provides that each non-employee director (an “Eligible Director”) will receive, as an initial grant, on the date that the person becomes an Eligible Director, a nonqualified stock option to purchase 25,000 shares of Common Stock, which shall become exercisable as to 12,500 shares on or after the first anniversary date of the grant of such Option and as to the remaining 12,500 shares on or after the second anniversary date of the grant of such Option. In addition, after the initial option grant, each Eligible Director shall automatically receive, on January 15 of each year, an additional nonqualified stock option for that number of shares of Common Stock that shall result in an option value of $30,000 based on the Black-Scholes method of option valuation; provided that a director will not receive an additional annual grant on the first January 15 date that occurs after the initial grant unless the initial grant date is at least 270 days after the first January 15 date that occurs after the initial grant. Each additional nonqualified stock option granted to Eligible Directors shall become exercisable as to one-third (1/3) of the total number of shares covered thereby on or after the first anniversary date of the grant of such option, and an additional one-third (1/3) of such total number of shares on or after each consecutive anniversary date thereafter until the option has become exercisable as to all of such total number of shares.

Each nonqualified stock option granted to Eligible Directors pursuant to the automatic grant provisions will have an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date and shall expire upon the earliest of: (i) ten years from the date the option was granted, (ii) the termination of the Plan, and (iii) three months after the date on which the person ceases to be any of a director, consultant or employee of the Company and its subsidiaries, except that if the cessation of services was caused by the person’s death or disability, the expiration of one year after the cessation of such services.

A copy of the Plan has been filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	The following exhibits are included with this Report:

Exhibit 10.1	BJ’s Restaurants, Inc. 2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.
June 17, 2005	(Registrant)

	By:	/s/ GERALD W. DEITCHLE
Gerald W. Deitchle
Chief Executive Officer, President and Director

	By:	/s/ LOUIS M. MUCCI
Louis M. Mucci
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	BJ’s Restaurants, Inc. 2005 Equity Incentive Plan